Exhibit 99.1

Innodata Isogen Reports Increased Revenues and Earnings in Q1 2009

  Company Anticipates Continued Strong Performance in Q2

NEW YORK--(BUSINESS WIRE)--May 7, 2009--INNODATA ISOGEN, INC. (NASDAQ: INOD), a leading provider of knowledge process outsourcing (KPO) services, as well as publishing and related information technology (IT) services, today announced revenues of $21,815,000 for the first quarter of 2009, up approximately 19% from revenues of $18,400,000 in the first quarter of 2008.

The company also reported net income of $3,581,000, or $0.15 per diluted share, for the first quarter of 2009, as compared to net income of $833,000, or $0.03 per diluted share, for the first quarter of 2008.

Through a combination of cost reductions, increased operating efficiency, continued growth in our KPO business and a more favorable foreign exchange environment, the company’s gross margins increased from 28% of revenue in the first quarter of 2008 to 40% of revenue in the first quarter of 2009, the company said.

The company’s cash balances rose 20% quarter-over-quarter and 4% year-over-year to $16,630,000, and working capital jumped 59% from the first quarter last year to nearly $27 million in the first quarter of 2009.

The results reported today surpassed the company’s historical high for quarterly revenues and were in line with the company’s recent generalized guidance.

“Because we help our clients reduce their operating expenses, our emphasis on KPO is helping us grow stickier, higher margin work through the current economic downturn,” said Jack Abuhoff, chairman and CEO of Innodata Isogen. “We have attained a leadership position in other areas, such as ebook production, which we believe will contribute to our results in an increasingly meaningful way, as the ebook market reaches critical mass.”

The company reported that recurring revenue increased 8% to $12,427,000 in the first quarter of 2009, representing 57% of overall revenue in the first quarter of 2009, down from 63% in the first quarter of 2008, as a result of a 37% increase in project-based revenues in the same period.

“We continue to drive recurring revenue growth to help cushion the inevitable ups and downs in project work,” said Abuhoff. “At the same time, we’re focused on large-scale project opportunities, including opportunities in the burgeoning ebook market.”

Abuhoff added that he anticipates that revenue in the second quarter of 2009 will be in line with or slightly higher than the record revenue in the first quarter of 2009, representing an increase of 20% or more year-over-year, with continued strong profitability, and growth in both revenues and earnings for the year overall.

Timing of Conference Call with Q&A

Innodata Isogen will conduct an earnings conference call, including a question & answer period, at 11:00 AM ET today. You can participate in this call by dialing the following call-in numbers:

1-888-221-9518 (Domestic)
1-913-312-1504 (International)

1-888-203-1112 (Domestic Replay)
1-719-457-0820 (International Replay)

Pass code on replay only: 8466200

Investors are also invited to access a live Webcast of the conference call at the Investor Relations section of www.innodata-isogen.com. Please note that the Webcast feature will be in listen-only mode. Call-in or Webcast replay will be available for 30 days following the conference call.

About Innodata Isogen

Innodata Isogen (NASDAQ: INOD), is a leading provider of knowledge process outsourcing (KPO) services, as well as publishing and related information technology (IT) services.

We work as a product development partner to our clients, helping them meet their content creation and publishing challenges. We provide outsourcing services that draw upon onshore and offshore resources, proven project management and highly engineered processes and tools. We also help our clients improve their internal business operations with process and systems engineering. Our clients include leading enterprises in information-intensive industries such as media, publishing and information services, high technology, manufacturing, aerospace, defense, law, government and intelligence.

Recent honors include EContent Magazine’s EContent 100, KMWorld Magazine’s 100 Companies That Matter in Knowledge Management, the International Association of Outsourcing Professionals’ (IAOP) Global Outsourcing Top 100, D&B India’s Leading ITeS and BPO Companies and the Black Book of Outsourcing’s Top List of Leading Outsourcing Providers to the Printing and Publishing Business.

Headquartered in the New York metro area, Innodata Isogen has offices and operations in the United States, the United Kingdom, France, Israel, China, India, Sri Lanka, and the Philippines.

This release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “project,” “head start,” "believe," "expect," “should,” "anticipate," "indicate," "point to" and other similar expressions generally identify forward-looking statements, which speak only as of their dates.

These forward-looking statements are based largely on our current expectations, and are subject to a number of risks and uncertainties, including without limitation, the primarily at-will nature of the company's contracts with its customers and the ability of customers to reduce, delay or cancel projects, including projects that the company regards as recurring; continuing revenue concentration in a limited number of clients; continuing reliance on project-based work; inability to replace projects that are completed, cancelled or reduced; depressed market conditions; changes in external market factors; the ability and willingness of our customers and prospective customers to execute business plans which give rise to requirements for digital content and professional services in knowledge processing; difficulty in integrating and deriving synergies from acquisitions; potential undiscovered liabilities of companies that we acquire; changes in our business or growth strategy; the emergence of new or growing competitors; various other competitive and technological factors; and other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission.

Actual results could differ materially from the results referred to in the forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the results referred to in the forward-looking statements contained in this release will occur.

-Tables to Follow-

INNODATA ISOGEN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share amounts)
	Three Months Ended
	March 31,

	2009	2008

Revenues	$21,815	$18,400

Operating costs and expenses:
Direct operating expenses	13,110	13,329
Selling and administrative expenses	3,607	4,317
Interest income, net	(13)	(56)

Totals	16,704	17,590
Income before provision for (benefit from) income taxes	5,111	810

Provision for (benefit from) income taxes	1,530	(23)
Net income	$3,581	$833

Income per share – basic and diluted	$.15	$.03
Weighted average shares outstanding:
Basic	24,138	24,724
Diluted	24,568	26,205

INNODATA ISOGEN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in Thousands)

	March 31,	December 31,
	2009	2008

ASSETS:

Current assets:
Cash and cash equivalents	$16,630	$13,875
Accounts receivable, net	15,136	14,017
Prepaid expenses and other current assets	2,358	2,246
Deferred income taxes	3,211	4,115

Total current assets	37,335	34,253

Property and equipment, net	6,282	6,726

Other assets	2,775	2,825

Deferred income taxes	829	906

Goodwill	675	675

Total assets	$47,896	$45,385

LIABILITIES AND STOCKHOLDERS' EQUITY:

Current liabilities:
Accounts payable and accrued expenses	$3,152	$3,593
Accrued salaries, wages and related benefits	4,929	5,289
Income and other taxes	1,425	1,649
Current portion of long term obligations	904	915

Total current liabilities	10,410	11,446

Deferred income taxes	2,075	2,080

Long term obligations	1,488	1,671

Stockholders' equity	33,923	30,188

Total liabilities and stockholders’ equity	$47,896	$45,385

CONTACT:
Innodata Isogen, Inc.
Al Girardi, 201-371-8034
Vice President
agirardi@innodata-isogen.com